[RAPID MICRO BIOSYSTEMS, INC. LETTERHEAD]

March __, 2023

[Insert Name]
[Insert Address]

Re:    Retention Bonus

Dear [Insert Name],

Rapid Micro Biosystems, Inc. (the “Company”) is pleased to inform you that it has decided to award you a retention bonus in an aggregate amount of $________ (the “Bonus”), subject to and in accordance with the terms of this letter agreement (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Employment Agreement between you and the Company, dated _________.
1.Payment of Bonus. The Bonus shall be earned and become payable in full on September 1, 2023 (the “Vesting Date”), subject to your continued employment through the Vesting Date, and shall be paid to you on or within 10 days following the Vesting Date; provided, however that in the event that your employment is terminated by the Company without Cause or by you for Good Reason, in each case on or prior to the Retention Date, subject to your execution and non-revocation of the Release contemplated in your Employment Agreement and your continued compliance with Section 5 of your Employment Agreement, the Bonus will be paid to you within 30 days following such termination of employment. In the event that your employment with the Company terminates for any reason other than by the Company without Cause or by you for Good Reason prior to any Vesting Date, you shall forfeit any portion of the Bonus that has not been earned as of the date of your termination of employment.
2.Miscellaneous.
(a)Amendment and Termination. The Agreement may only be amended by a written instrument executed by the Company and you.
(b)No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between you and the Company or any of its subsidiaries and nothing herein contained shall create and express or implied contract of employment. Nothing in this Agreement shall change the “at will” nature of your employment with the Company.
(c)Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws of such Commonwealth.
(d)Tax Matters. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments. The Bonus is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as a “short-term deferral.”

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(e)Integration. This Agreement constitutes the entire agreement between the Company and you concerning the subject matter hereof and supersedes any written or oral agreement between such parties concerning such subject matter.
(f)Benefits and Burdens. This Agreement shall inure to the benefit of and be binding upon the Company and you, and its and your respective successors, executors, administrators, heirs and permitted assigns.
(g)Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
(h)Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
(i)Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to you at the last address you filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.
(j)No Transfers. Your right to a Bonus may not be assigned or transferred.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Rapid Micro Biosystems, Inc.

By: ___________________________________
Name:
Title:

_______________________________________
[Insert Name]

Signature Page to the Retention Bonus Agreement

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